Exhibit 23.1

				CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 19, 1996, on our audits of the consolidated financial statements of Oryx Energy Company and its Subsidiaries, included in their Annual Report on Form 10-K for the year ended December 31, 1995.

									 /s/ Coopers & Lybrand L.L.P.



Dallas, TX
May 2, 1996
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